Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF COMPUTER SOFTWARE INNOVATIONS, INC.,

a Delaware corporation

ARTICLE I

OFFICES

Section 1.1 Registered Office and Agent. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Time and Place of Meetings. All meetings of the stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2 Annual Meeting. A meeting of stockholders shall be held in each year for the election of directors at such time and place as the Board of Directors shall determine. Any other proper business, notice of which was given in the notice of the meeting or in a duly executed waiver of notice thereof, may be transacted at the annual meeting. Elections of directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

Section 2.3 Notice of Annual Meetings. Unless otherwise provided by law, written notice of the annual meeting of stockholders, stating the time, place and date thereof shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting.

Section 2.4 List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

Section 2.5 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, the Chief Executive Officer or the President. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice.

Section 2.6 Notice of Special Meetings. Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place, date and purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting.

Section 2.7 Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting except as provided in Section 4.2, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.8 Organization. The Chairman of the Board or, in the absence of the Chairman of the Board, the Chief Executive Officer or, in the absence of the Chief Executive Officer, the President or, in the absence of the President, any Vice President, shall preside at meetings of the stockholders. The Secretary of the Corporation shall act as Secretary, but in the absence of the Secretary the presiding officer shall appoint a Secretary.

Section 2.9 Stockholder Nominations and Proposals. (a) No proposal for a stockholder vote (a “Stockholder Proposal”) shall be submitted to the stockholders of the Corporation unless the stockholder submitting such proposal (the “Proponent”) shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”)) acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i), as they appear on the Corporation’s books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all information material thereto; (v) a description of all arrangements or understandings between the Proponent and any other Persons (including the names of such other Persons) in connection with the Stockholder Proposal and any material interest of the Proponent or such Persons in such Stockholder Proposal and (vi) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders to consider the Stockholder Proposal. Upon receipt of the Stockholder Proposal and prior to the stockholders’ meeting at which such Stockholder Proposal will be considered, if the Board of Directors or a designated committee or the officer who will preside at the meeting of the stockholders determines that the information provided in a Stockholder Proposal does not satisfy the requirements of this Section 2.9 or is otherwise not in accordance with applicable law, the Secretary of the Corporation shall promptly notify the Proponent of the deficiency in the notice. Such Proponent shall have the opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to the Proponent, determined by the Board of Directors, such committee or such officer. If the deficiency is not cured within such period, or if the Board of Directors, such committee or such officer determines that the additional information provided by the Proponent, together with the information previously provided, does not satisfy the requirements of this Section 2.9 or is otherwise not in accordance with applicable law, then such Stockholder Proposal shall not be presented for action at the stockholders’ meeting in question.

(b) Only persons who are selected and recommended by the Board of Directors or the nominating committee thereof, or who are nominated by the stockholders in accordance with the procedures set forth in this Section 2.9, shall be eligible for election or qualified to serve as directors. Nominations of individuals for election to the Board of Directors at any annual meeting or special meeting of the stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.9 except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of Preferred Stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations by stockholders shall be made by written notice (a “Nomination Notice”), which shall set forth (i) as to each individual nominated (A) the name, date of birth, business address and residence address of such nominee; (B) the business experience during the past five years of such nominee, including his or her principal occupations or employment during such period, the name and principal business of any Corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and the level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any Corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; (E) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state, or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to the evaluation of the ability or integrity of the nominee; and (F) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (ii) as to the person submitting the Nomination Notice and any Person acting in concert with such Person, (w) the name and business address of such person and Persons, (x) the name and business address of such person and Persons as they appear on the books of the Corporation (if they so appear); (y) the class and number of shares of the Corporation which are beneficially owned by such person and Persons, and (z) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by these By-laws, he shall so declare to the meeting and the defective nomination shall be disregarded.

(c) Nomination Notices and Stockholder Proposals must be delivered to the Secretary at the principal executive office of the Corporation or mailed and received at the principal executive offices of the Corporation (a) in the case of any annual meeting, not less than 45 days nor more than 60 days prior to the anniversary date of the mailing of the proxy materials and/or notice for the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Section 2.10 Action by Stockholders. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of these By-laws, applicable law, or of the Certificate of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.11 Voting; Proxies. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period, and, except where the transfer books of the Corporation have been closed or a date has been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock which has been transferred on the books of the Corporation within twenty days preceding an election of directors shall be voted on at such election of directors.

Section 2.12 Action by Consent. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office, principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meeting of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by law, to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner indicated above. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Number, Qualifications and Removal. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of Directors which shall constitute the whole Board shall not be less than three nor more than nine, the exact number within said limits to be fixed from time to time solely by resolution of the Board, acting by the vote of not less than a majority of the directors then in office, provided that no resolution decreasing the number of directors shall have the effect of shortening the term of any incumbent director and provided that the number of directors shall not be increased by fifty percent (50%) or more in any twelve-month period without the approval by at least 66 2/3% of the members of the Board of Directors then in office. Subject to the rights, if any, of holders of Preferred Stock of the Corporation, the retirement age of and other restrictions and qualifications for directors constituting the Board of Directors shall be as authorized from time to time exclusively by a majority vote of the members of the Board of Directors then in office. Except as provided in Section 3.2 of this Article, directors shall be elected by a plurality of the votes cast at meetings of stockholders, and each director so elected shall hold office until his successor is elected and qualified or until his earlier death, removal or resignation. None of the directors need be stockholders of the Corporation. A director may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the total votes which would be eligible to be cast by stockholders in the election of such director.

Section 3.2 Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The term of a director elected to fill a newly created directorship or other vacancy shall continue until the next annual meeting and until their successors are elected and have qualified.

Section 3.3 Powers. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 3.4 Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5 Notice of Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 3.6 Notice of Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary on two days notice to each director, either personally or by mail, telephone or telegram; special meetings shall be called in like manner and on like notice on the written request of at least two directors.

Section 3.7 Quorum; Voting. At all meetings of the Board, a majority of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8 Written Action. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.9 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate such committees as the Board of Directors deems appropriate, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, declaring a dividend, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; unless the resolution expressly so provides, no such committee shall have the power or authority to authorize the issuance of stock or adopt a certificate of ownership pursuant to Section 253 of the General Corporation Law of the State of Delaware.

Unless otherwise ordered by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Any such committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all action taken by it and report the same to the Board of Directors when required.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when requested by the Board of Directors.

Section 3.10 Compensation Committee. The Board of Directors may by resolution passed by a majority of the whole Board, designate a Compensation Committee, to which the Board shall delegate the authority to fix the compensation of the directors and the executive officers of the Corporation. The members of the Compensation Committee shall be independent pursuant to criteria set forth in the Board resolutions or charter creating such committee.

Section 3.11 Audit Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate an Audit Committee, which shall have duty to recommend to the Board of Directors or itself approve the accounting firm to be selected by the Board, or to be recommended by it for stockholder approval, as independent auditor of the Corporation and to act on behalf of the Board in meeting and reviewing with the independent auditors, the chief internal auditor and the appropriate corporate officers, matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the respective audits of the independent auditors and the internal auditor. The committee shall review the results of such audits with the respective auditing agency and shall promptly report to the Board of Directors. The committee shall additionally submit to the Board of Directors any recommendations it may have from time to time with respect to financial reporting and accounting practices and policies and financial, accounting, and operation controls and safeguards. The members of the Audit Committee shall be independent pursuant to criteria set forth in the Board resolutions or charter creating such committee and as determined in accordance with all applicable laws and stock exchange listing requirements.

Section 3.12 Nominating Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate a Nominating Committee, to which the Board shall delegate the authority for the evaluation and recommendation of persons for election or appointment to the Board of Directors.

Section 3.13 Participation In Meeting By Telephone. Members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV

NOTICES

Section 4.1 Generally. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram or telephone.

Section 4.2 Adjournments. Whenever a meeting of stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 4.3 Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or by these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

ARTICLE V

OFFICERS

Section 5.1 Generally. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, Chief Executive Officer, President, a Chief Operating Officer, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice-Presidents (which may include Senior Vice-Presidents and Executive Vice-Presidents), one or more Assistant Secretaries and Assistant Treasurers and such other officers or agents as the Board of Directors may from time to time deem necessary or advisable in the conduct of the business and affairs of the Corporation. Any number of offices may be held by the same person and any office may be shared by more than one person unless the Certificate of Incorporation or these By-laws otherwise provide.

Section 5.2 Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of all other officers and agents of the Corporation, other than the Chief Executive Officer, to an officer of the Corporation.

Section 5.3 Succession. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

Section 5.4 Authorities and Duties. The officers of the Corporation shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the directors regardless of whether such authority and duties are customarily incident to such office.

ARTICLE VI

CERTIFICATES OF STOCK

Section 6.1 Certificates. Every owner of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board or Chief Executive Officer, or President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

Section 6.2 Transfer Agents; Registrars. Where a certificate is signed (l) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such Chairman or Vice-Chairman of the Board of Directors, Chief Executive Officer, President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 6.3 Lost, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, or mutilated upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed or mutilated. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed or mutilated certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed or mutilated upon the issuance of such new certificate.

Section 6.4 Transfers of Stock. (a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transactions upon its books, unless the Corporation has a duty to inquire as to adverse claims with respect to such transfer and such duty has not been discharged. The Corporation shall have no duty to inquire into adverse claims with respect to such transfer unless (i) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (ii) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, By-laws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim.

(b) The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (i) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (ii) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

Section 6.5 Fixing Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

(b) If no record date is fixed:

(1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

(3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.6 Registered Stockholders. Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 7.3 Annual Statement. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Section 7.4 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

Section 7.5 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

Section 7.6 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE VIII

AMENDMENTS

Section 8.1 Amendments. These By-laws may be altered or repealed or new By-laws may be adopted, either by the Board of Directors or by the stockholders of the Corporation upon the affirmative vote of the holders of at least 66 2/3% of the outstanding capital stock entitled to vote thereon.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Right of Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

(b) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Sections 9.1(a) or 9.1(b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under sections 9.1(a) or 9.1(b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(i) By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or

(ii) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or

(iii) By the stockholders.

Section 9.2 Undertakings for Advancement of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 9.3 Claims. If a claim for indemnification or payment of expenses under this Article IX is not paid with 60 days after a written claim therefore is received by the Corporation, the claimant may recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting the claim. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 9.4 Relationship to Other Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 9.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 9.6 Continuation of Rights. The indemnification and advancement of expenses provided by or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of any such person.

Section 9.7 Amendments. All rights to indemnification under this by-law shall be deemed to be a contract between the Corporation and each director, officer, employee or agent of the Corporation who serves or served in such capacity at any time while this by-law is in effect. No amendment or repeal of this bylaw or of any relevant provisions of the Delaware General Corporation Law or any other applicable laws shall adversely affect or deny to any director, officer, employee or agent of the Corporation any rights to indemnification which such person may have, or change or release any obligations of the Corporation, under this by-law with respect to any costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement which arise out of any action, suit or proceeding based in whole or in substantial part on any act or failure to act, actual or alleged, which takes place while or before this by-law is in effect. The provision of this section shall apply to any such action, suit or proceeding whenever commenced, including such action, suit or proceeding commenced after any amendment or repeal of this by-law.

Section 9.8 Severability. In the event that any of the provisions of this Article IX (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise enforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.